EXHIBIT 13(a)(4)(ii)

Exhibit A:

Letter from Ernst & Young LLP

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Exhibit 13(a)(4)(i) to Form N-CSR dated January 9, 2023 of American Beacon Funds and are in agreement with the statements contained in paragraphs 1 and 2 of Exhibit 13(a)(4)(i) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

/s/ Ernst & Young LLP

Dallas, Texas